UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Polymer Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	57-1003983
(State of incorporation or organization)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina	28269
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to

General Instruction A.(c), please check the following box.         ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to

General Instruction A.(d), please check the following box          ☐

Securities Act registration statement file number to which this form relates:                          333-145138

Securities to be registered pursuant to Section 12(g) of the Act:                                                        None

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2007 (Registration No. 333-145138), including exhibits, and as amended on September 25, 2007 and October 31, 2007, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 13, 2007	POLYMER GROUP, INC.

	By:	/s/ Daniel L. Rikard
	Name:	Daniel L. Rikard
	Title:	Vice President, General Counsel and Secretary